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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 14, 2003 relating to the financial statements and financial statement schedule, which appears in the Annual Report on Form 10-K of IMAX Corporation for the year ended December 31, 2002. We also consent to the reference to us under the headings "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
Chartered Accountants
Toronto, Canada
July 15, 2003